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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45573) pertaining to the 1988 and 1990 Stock Option Plans and the Registration Statement (Form S-8 No. 33-88590) pertaining to the 1992 Stock Option Plan of Medicis Pharmaceutical Corporation of our report dated August 2, 1996 with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

                                          ERNST & YOUNG, LLP

Phoenix, Arizona
September 24, 1996